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                                                                     EXHIBIT 5

                           NATIONAL MEDIA CORPORATION
                         Eleven Penn Center, Suite 1100
                               1835 Market Street
                             Philadelphia, PA 19103


                               March 17, 1998

Board of Directors
National Media Corporation
Eleven Penn Center, Suite 1100
1835 Market Street
Philadelphia, Pennsylvania 19103

       Re:   Registration Statement on Form S-3

Gentlemen:

   I am general counsel to National Media Corporation (the "Company") and have caused to be prepared a registration statement on Form S-3 in connection with the proposed registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

   The shares to be registered (the "Offered Shares") consist of (i) 5,000,000 shares of Common Stock (the "ValueVision Conversion Shares") issuable pursuant to the terms of a promissory note executed by the Company in favor of ValueVision International, Inc. ("ValueVision") and (ii) 750,000 shares of Common Stock (the "ValueVision Warrant Shares") issuable upon exercise of warrants issued to ValueVision. The Offered Shares may be offered and sold from time to time for the account of the entity referred to in the Registration Statement as "Selling Stockholder."

   In this regard, I have examined: (i) the agreements (the "Agreements") pursuant to which the Selling Stockholder has received or may acquire the Offered Shares from the Company; (ii) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (iii) the Registration Statement; and (iv) such officers' certificates, resolutions, minutes, corporate records and other documents as I have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.


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Board of Directors
March 17, 1998
Page 2


   In rendering such opinions, I have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to me as copies and the genuineness of all signatures.

   The opinions expressed herein are based solely upon my review of the documents and other materials expressly referred to above. Other than such documents and related materials, I have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

   Based upon and subject to the foregoing, and on such other examinations of law and fact as I have deemed necessary or appropriate in connection herewith, I am of the opinion that, upon issuance in accordance with the provisions of the appropriate Agreements, the ValueVision Conversion Shares and the ValueVision Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

   This opinion is limited to the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware; provided, however, that no opinion is hereby rendered as to the state securities laws of either the Commonwealth of Pennsylvania or the State of Delaware. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. By giving such consent, I do not hereby admit that I fall within the category of persons whose consent is required pursuant to Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ BRIAN J. SISKO, Esq.
                                          ------------------------------
                                              Brian J. Sisko, Esq.